Exhibit 23.2

                CONSENT OF CHARLES A. CLEVELAND, ATTORNEY AT LAW



June 28, 2001

Monogram Pictures, Inc.
120 St. Croix Avenue
Cocoa Beach, FL 32931

Re:         Monogram  Pictures, Inc. -- Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Monogram Pictures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 240,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), all of which may be sold by certain stockholders of the Company, namely, John Bortoli, Steven Swank, David Hastings, Jack Mochmer, Delores Burian, Charles R. Kiefner, and Charles A. Cleveland (the "Selling Shareholders").

I have examined the Registration Statement and such documents and records of the Company and other documents as I had deemed necessary for purposes of this opinion. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

In rendering the following opinion, I have made the following assumptions: (i) Steven Swank, John Bortoli, Charles R. Kiefner, and David Hastings are officers, directors, and/or employees of the Company; (ii) the shares issued to any consultants, namely, Delores Burian, Jack Mochmer, and Charles

Monogram Pictures, Inc.
June 28, 2001
Page 2


Cleveland were issued by the Company for bona fide services to the Company, the services performed were not for capital-raising transactions and did not or do not directly or indirectly promote or maintain a market for the Company's stock;
(iii) all of the Selling Shareholders are natural persons; and, (iv) all Shares were acquired by the Selling Shareholders prior to the filing of the Registration Statement.

Based upon the foregoing, I am of the opinion that upon the happening of the following events,

         (a) due action by the Board of Directors of the Company authorizing the issuance and/or sale of the Shares by the Selling Shareholders;

         (b) filing of the Registration Statement and any amendments thereto and the becoming effective of the Registration Statement;

         (c) due execution by the Company and registration by its registrars of the Shares of the Selling Shareholders and sale thereof as contemplated by the Registration Statement and in accordance with the aforesaid corporate and governmental authorizations; and,

         (d) Selling Shareholders acting in compliance with the terms and conditions of Rule 144, specifically, Rule 144(e), as required by General Instructions to Form S-8.

the Shares are duly authorized for issuance and are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

For purposes of Item 509, of Regulation S-K, I have received a contingent interest of 10,000 shares of Common Stock of the Company, for services performed in connection with the filing of the registration statement on Form

Monogram Pictures, Inc.
June 28, 2001
Page 3


S-8, as well as other legal services on behalf of the Company. Together with shares I currently own, I possess 43,030 shares of Common Stock of the Company. Additionally, I was granted options to acquire 100,000 shares of Common Stock (pre-split).

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

CHARLES A. CLEVELAND, P.S.

By:/s/Charles A. Cleveland
   --------------------------
      Charles A. Cleveland

CAC:lrb